As filed with the Commission on November 3, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LEAR CORPORATION
(exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation or organization)	13-3386776 (I.R.S. Employer Identification No.)

21557 Telegraph Road Southfield, Michigan (Address of principal executive offices)	48086-50085 (zip code)
Lear Corporation Salaried Retirement Savings Plan
(Full Title of the Plan)

Daniel A. Ninivaggi
Executive Vice President, Secretary and General Counsel
Lear Corporation
21557 Telegraph Road
Southfield, Michigan 48034
(Name and address of agent for service)
(248) 447-1500
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

Title of		Proposed maximum
securities to be	Amount to be	offering price per	Proposed maximum	Amount of
registered (1)	registered (1)(2)	share (3)	offering price (3)	registration fee
Common Stock, $.01 par value	500,000 shares	$30.205	$15,102,500	$1,616

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Lear Corporation Salaried Retirement Savings Plan.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall be deemed to cover any additional shares of common stock, par value $.01 per share, which may be offered pursuant to the Lear Corporation Salaried Retirement Savings Plan as a result of stock splits, stock dividends and certain other events.

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average high and low prices reported for shares on the New Stock Exchange Composite Tape on October 30, 2006, which was $30.205.

EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
Consent of Ernst & Young LLP

EXPLANATORY NOTE
     Pursuant to General Instruction E of Form S-8, this Registration Statement registers an additional 500,000 shares of common stock, par value $.01, of Lear Corporation that may be awarded under the Lear Corporation Salaried Retirement Savings Plan (f/k/a the Lear Seating Corporation 401(k) Plan). Registration Statement No. 33-57237, as filed on January 11, 1995, registered 750,000 shares of common stock to be issued under the Lear Corporation Salaried Retirement Savings Plan (f/k/a: (1) the Lear Plastics Corporation 401(k) Plan for Hourly Employees, (2) the Lear Seating Corporation 401(k) Plan for the Hourly Employees of the Detroit Plant, (3) the Lear Seating Corporation 401(k) Plan for the Hourly Employees of the Fenton Plant, (4) the Lear Seating Corporation 401(k) Plan for the Hourly Employees of the Romulus II Plant and (5) the Lear Seating 401(k) Plan). On July 17, 1998, Lear Corporation filed a post effective amendment to Registration Statement No. 33-57237 to reflect the consolidation of the first four plans listed in the parenthetical above with the Lear Corporation 401(k) Plan. Registration Statement No. 333-94789, as filed on January 18, 2000, and Registration Statement No. 333-108883, as filed on September 17, 2003 registered an additional 250,000 and 500,000 shares of common stock, respectively, to be issued under the Lear Corporation Salaried Retirement Savings Plan. With this Registration Statement, Lear Corporation registers an additional 500,000 shares of common stock to be issued under the Lear Corporation Salaried Retirement Savings Plan.
PART II
INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT
     The contents of the Registration Statement on Form S-8, as filed January 11, 1995, Registration Statement No. 33-57237, as amended, are hereby incorporated by reference into this Registration Statement.
Item 8. Exhibits

Exhibit
Number	Description
23.1	Consent of Ernst & Young LLP

24.1	Powers of Attorney (included on the signature page hereof)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Lear Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan, on the 3rd day of November, 2006.

LEAR CORPORATION
By:	/s/ Daniel A. Ninivaggi
Daniel A. Ninivaggi
Executive Vice President, Secretary and General Counsel

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Vandenberghe and Daniel A. Ninivaggi and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert E. Rossiter Robert E. Rossiter	Chairman and Chief Executive Officer, Director (Principal Executive Officer)	November 3, 2006

/s/ James H. Vandenberghe James H. Vandenberghe	Vice Chairman and Chief Financial Officer, Director (Principal Financial Officer)	November 3, 2006

/s/ Matthew J. Simoncini Matthew J. Simoncini	Senior Vice President, Operational Finance (Principal Accounting Officer)	November 3, 2006

/s/ David E. Fry David E. Fry	Director	November 3, 2006

/s/ Conrad L. Mallett, Jr. Conrad L. Mallett, Jr.	Director	November 3, 2006

/s/ Larry W. McCurdy Larry W. McCurdy	Director	November 3, 2006

/s/ Roy E. Parrott Roy E. Parrott	Director	November 3, 2006

/s/ David P. Spalding David P. Spalding	Director	November 3, 2006

/s/ James A. Stern James A. Stern	Director	November 3, 2006

/s/ Henry D.G. Wallace Henry D.G. Wallace	Director	November 3, 2006

/s/ Richard F. Wallman Richard F. Wallman	Director	November 3, 2006

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan on November 3, 2006.

LEAR CORPORATION SALARIED RETIREMENT SAVINGS PLAN
By:	Lear Corporation Employee Benefits Committee, as Plan Administrator

By:	/s/ Roger A. Jackson
	Name:	Roger A. Jackson
	Title:	Chairman of the Employee Benefits Committee and Senior Vice President - Human Resources

EXHIBIT INDEX

Exhibit
Number	Description
23.1	Consent of Ernst & Young LLP

24.1	Powers of Attorney (included on the signature page hereof)